UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 23, 2004

COVENTRY HEALTH CARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16477	52-2073000

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6705 Rockledge Drive, Suite 900, Bethesda, Maryland 20817
 (Address of principal executive offices) (Zip Code)

(301) 581-0600
 (Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre–commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 24(b))

☐ Pre–commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 24(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 Entry into a Material Definitive Agreement

     President and Chief Executive Officer Allen F. Wise announced his retirement as President and Chief Executive Officer of Coventry Health Care, Inc. (“the Company”), effective January 1, 2005. Mr. Wise will assume the position of Chairman of the Board effective January 1, 2005 in a non–executive capacity. The Company has entered into a transition and retirement agreement with Mr. Wise on September 22, 2004, effective January 1, 2005 until retirement on August 21, 2007. Pursuant to the terms of the agreement, Mr. Wise will cooperate with the Company in transitioning his duties to his sucessor and to provide the Company with covenants against competition, solication of employees, and disclosure of information. Mr. Wise will earn an annual base salary through 2006 and is entitled to continue participation in certain incentive and benefit plans as outlined in the agreement. A copy of the agreement is attached to this form 8–K as exhibit 10.1.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     As discussed above, Mr. Wise announced his retirement as President and Chief Executive Officer of Coventry Health Care, Inc., effective January 1, 2005. The Company’s Board of Directors has named Executive Vice President and Chief Financial Officer, Dale B. Wolf as Mr. Wise’s replacement effective January 1, 2005. Mr. Wise will assume the position of Chairman of the Board effective January 1, 2005 in a non–executive capacity. Current Chairman John H. Austin will remain as a member of the Company’s Board of Directors.

     Mr. Wolf, 50, was elected Executive Vice President, Chief Financial Officer and Treasurer of our Company in April 1998. From December 1996 to April 1998, he was Senior Vice President, Chief Financial Officer and Treasurer of our Company. From August 1995 to December 1996, he was Executive Vice President of SpectraScan Health Services, Inc., a women’s health care services company. From January 1995 to August 1995, Mr. Wolf was Senior Vice President, Business Development of MetraHealth Companies, Inc., a managed health care company. From August 1988 to December 1994, Mr. Wolf was Vice President, Specialty Operations of the Managed Care and Employee Benefits Operations of The Travelers, an insurance company. He is a director and a member of the audit committee of HealthExtras, Inc., a provider of pharmacy benefit management services and supplemental benefits. Mr. Wolf is a Fellow of the Society of Actuaries.

     The Company and Mr. Wolf are in the process of negotiating the terms of a new employment agreement, but as of the date of this report, the new employment agreement has not been finalized. After the new employment agreement has been finalized and executed by the parties, it will be summarized in a future report to be filed by the Company with the Securities and Exchange Commission.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 Financial Statements and Exhibits

c)	Exhibits

	Exhibit No.	Description of Exhibit

	10.1	Transition and Retirement Agreement effective as of January 1, 2005, between Allen F. Wise and Coventry Health Care, Inc.
	99.1	Coventry Health Care, Inc.’s press release announcing the retirement of CEO Allen F. Wise and replacement by Chief Financial Officer Dale B. Wolf.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENTRY HEALTH CARE, INC.

/s/ Dale B. Wolf

Dale B. Wolf
Executive Vice President, Chief Financial Officer and Treasurer

Dated: September 23, 2004

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Transition and Retirement Agreement effective as of January 1, 2005, between Allen F. Wise and Coventry Health Care, Inc.
99.1	Coventry Health Care, Inc.’s press release announcing the retirement of CEO Allen F. Wise and replacement by Chief Financial Officer Dale B. Wolf.